Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 30, 2025, relating to the financial statements of Prenetics Global Limited appearing in the Annual Report on Form 20-F and the Amendment No.1 on Form 20-F/A of Prenetics Global Limited for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu
Hong Kong, People's Republic of China
July 22, 2025